                                                                   Exhibit 10(3)







                              THE MEAD CORPORATION
                       EXECUTIVE CAPITAL ACCUMULATION PLAN
                       -----------------------------------
               (As Amended and Restated Effective January 1, 2000)

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

                                TABLE OF CONTENTS

SECTION 1 - GENERAL........................................................... 1

         1.1   Purpose and Effective Date..................................... 1
         1.2   Plan Funding and Administration................................ 1
         1.3   Applicable Law................................................. 2
         1.4   Gender and Number.............................................. 2
         1.5   Assignment..................................................... 2
         1.6   Plan Year...................................................... 2
         1.7   Supplements.................................................... 2
         1.8   Plan Elections................................................. 2

SECTION 2 - PARTICIPATION..................................................... 3

         2.1   Participation Requirement...................................... 3
         2.2   Continued Participation........................................ 3
         2.3   Participation Not Contract of Employment....................... 3

SECTION 3 - DEFERRAL OF INCOME................................................ 4

         3.1   Deferred Income Amount......................................... 4
         3.2   Certain Conditions Relating to Income Deferral................. 4
         3.3   Annual Election to Participate................................. 6
         3.4   Additional Elections to Defer.................................. 6

SECTION 4 - PARTICIPANT ACCOUNTS.............................................. 7

SECTION 5 - ROLLOVERS......................................................... 7

         5.1   ICEP Rollovers................................................. 7
         5.2   SERP Rollovers................................................. 7
         5.3   Excess Plan Rollovers.......................................... 7
         5.4   415 Plan Rollovers............................................. 8

SECTION 6 - CREDITING OPTIONS................................................. 8

         6.1   Establishment of Crediting Options............................. 8
         6.2   Participant Change of Crediting Options........................ 9

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS................................ 9

         7.1   Adjustment of Participants' Participant Accounts............... 9
         7.2   Matching Amount............................................... 10
         7.3   Quarterly Statement of Participant Accounts Balances.......... 10

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO PARTICIPANTS............. 11

         8.1   Annual Distributions.......................................... 11
         8.2   Interim Distributions......................................... 11



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         8.3   Emergency Distributions....................................... 12
         8.4   Elective Distributions........................................ 13
         8.5   Change in Control Distributions............................... 13
         8.6   Withholding................................................... 13

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO BENEFICIARIES............ 13

         9.1   Distribution to Beneficiary................................... 13
         9.2   Beneficiary................................................... 14

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS.......................... 14

SECTION 11 - SECTION 162(m) LIMITATION ON DISTRIBUTIONS...................... 14

         11.1  Tentative Section 162(m) Determination........................ 14
         11.2  Tentative Determination Amount Not in Excess of 162(m) Limit.. 15
         11.3  Tentative Determination Amount in Excess of 162(m) Limit...... 15
         11.4  Change in Control............................................. 16
         11.5  Certain Definitions........................................... 18

SECTION 12 - DISPUTE RESOLUTION.............................................. 19

         12.1  Notice of Denial.............................................. 19
         12.2  Notice of Appeal.............................................. 19
         12.3  Decision on Appeal............................................ 19

SECTION 13 - AMENDMENT AND TERMINATION....................................... 20

EXHIBIT I - CREDITING OPTIONS

SUPPLEMENT A


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                              THE MEAD CORPORATION
                       EXECUTIVE CAPITAL ACCUMULATION PLAN
                       -----------------------------------

                               SECTION 1 - GENERAL
                               -------------------

         1.1 Purpose and Effective Date. Effective January 1, 1995, The Mead
             --------------------------
Corporation ("Mead"), an Ohio corporation, established The Mead Corporation Executive Capital Accumulation Plan (the "Plan"). The Plan was subsequently amended from time to time and the following provisions constitute a further amendment, restatement and continuation of the Plan, effective January 1, 2000. The purpose of the Plan continues to be to provide recurring annual opportunities for the deferment of payment of certain amounts otherwise currently payable to its "Eligible Employees" (as defined below) and those of any "Affiliate" (as defined below) who meet the requirements to become a "Participant" set forth in subsection 2.1. Mead and such Affiliates are sometimes referred to below, individually, as an "Employer" and, collectively, as the "Employers". The term "Eligible Employee" means any employee of an
Employer:

               (a) who is employed in the United States of America or to whom the Plan has been extended by the Compensation Committee of the Board of Directors of Mead (the "Committee") or its delegate; and

               (b)  who either:

                    (i) is compensated by his Employer at a salary grade at least equivalent to Mead's salary grade 19; or

                    (ii) has compensation that exceeds an amount equal to the
                         amount taken into account for purposes of section 415 of the Internal Revenue Service Code of 1986 (the "Code") and who is designated by the Committee or its delegate as an Eligible Employee, but only for such period as the Committee or its delegate shall decide.

The term "Affiliate" means any entity during the period that it is, along with Mead, a member of a controlled group of corporations, a controlled group of trades and businesses, an affiliated service group or any other entity designated by the Secretary of the Treasury (as described in sections 414(b), 414(c), 414(m), and 414(o), respectively, of the Code.

         1.2 Plan Funding and Administration. The benefits payable under the
             -------------------------------
Plan are unfunded and are payable, when due, from the general assets of Mead; provided, however, that Mead, in its



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discretion, may establish or maintain a trust to pay such amounts, which trust shall be subject to the claims of Mead's unsecured general creditors in the event of Mead's bankruptcy or insolvency; and provided, further, that Mead shall remain responsible for the payment of any such amounts which are not so paid by any such trust. The Plan shall be administered by a "Plan Administrator" who is appointed by, and serves at the pleasure of, the Committee and who has the rights, powers and duties with respect to the Plan that are hereinafter set forth and such other rights, powers and duties as are reasonably necessary for the administration of the Plan. As of the effective date, the Plan Administrator is the Vice President-Human Resources of Mead except as to distributions and dispute resolution matters relating to him.

         1.3 Applicable Law. The Plan will be construed and administered in
             --------------
accordance with the laws of the State of Ohio to the extent that those laws are not preempted by the laws of the United States of America.

         1.4 Gender and Number. Where the context admits, words in any gender
             -----------------
will include any other gender, words in the singular will include the plural and the plural will include the singular.

         1.5 Assignment. No Plan right or interest of any Participant or
             ----------
Beneficiary shall be assignable or transferable, in whole or in part, either directly or otherwise, including without limitation thereto, by execution, levy, attachment, garnishment, pledge or in any other manner, but excluding transfers by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no such right or interest shall be liable for, or subject to, any obligation or liability of any Participant or Beneficiary; except that a Participant may direct that payments be made during his lifetime, when due, to a trust established by him and evidenced to his Employer to be a trust treated as a grantor trust within the meaning of section 671 of the Code.

         1.6 Plan Year. The term "Plan Year" means the calendar year.
             ---------

         1.7 Supplements. The provisions of the Plan, as applied to all or
             -----------
any group of Participants, may be modified or supplemented by "Supplements" to the Plan. Any such Supplement shall form a part of the Plan as of its effective date and be attached thereto. Effective as of January 1, 2000 a Supplement A forms a part of the Plan. Supplement A modifies certain investment, accounting and distribution provisions of the Plan as it applies to "Supplement A Individuals" (as defined in Supplement A).

         1.8 Plan Elections. Except as otherwise specifically provided, any
             --------------
election required or permitted to be made under the



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Plan will be deemed to have been properly made and filed with the Plan
Administrator if made by such method as the Plan Administrator may require.

SECTION 2 - PARTICIPATION
-------------------------

         2.1 Participation Requirement. An employee of the Employers who is
             -------------------------
a Participant in the Plan on December 31, 1999 will continue as such, subject to the terms and conditions of the Plan. Each other employee of the Employers will become a Participant in the Plan as of January 1, 2000, or on any subsequent January 1, if on such January 1 he:

                    (a)  is an Eligible Employee;

                    (b) has executed an Annual Participation Election form (as described in subsection 3.3); and

                    (c) has executed such forms as the Plan Administrator may determine necessary to permit Mead (at its discretion and expense) to maintain a policy of insurance on his life under the terms of which Mead shall be the policyholder, owner and beneficiary.

Each employee of the Employers who becomes an Eligible Employee on or after January 1, 2000 will become a Participant in the Plan (on a prospective basis) on the earlier of the date on which the Plan Administrator has received his executed Annual Participation Election form if that date is within 30 days of the date he becomes an Eligible Employee or on any subsequent January 1 if he then meets the requirements set forth in paragraphs (a) through (c) above.

         2.2 Continued Participation. Until distribution of the entire
             -----------------------
balances of a Participant's "Participant Accounts" (as described in Section 4) has been made, a Participant or, in the event of his death, any "Beneficiary" (as defined in subsection 9.2) of any of the Participant's undistributed Participant Accounts, as the case may be, will be considered and treated as a Participant for all purposes of the Plan, except that any additional compensation (other than severance benefits) deferral or "401(k) Top-Up Contribution" (each as described in subsection 3.1) shall cease:

                    (a) as of the first day of the month next following the date on which he is no longer an Eligible Employee; and

                    (b) for any period during which his right to make "Before-tax Contributions" under The Mead 401(k) Plan (the "401(k) Plan") is suspended by reason of


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                         a Financial Hardship distribution made to him under the
                         terms of that plan.

         2.3 Participation Not Contract of Employment. The Plan does not
             ----------------------------------------
constitute a contract of employment and participation in the Plan does not give any employee the right to be retained in the employ of the Employers nor give any person any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

SECTION 3 - DEFERRAL OF INCOME
------------------------------

         3.1. Deferred Income Amount. Subject to the provisions of
              ----------------------
subsection 3.2, by entering into a written Annual Election to Participate as provided by subsection 2.1, a Participant may elect:

                  (a) to defer a portion of the amount of the base salary, the annual incentive pay (which, for purposes of the Plan, shall include any spot bonus) and the cash portion of the long-term incentive pay that would otherwise be payable to him for services performed during the period that the Annual Election to Participate is effective;

                  (b) whether or not he has made an election pursuant to paragraph (a) above, a Participant who has elected to make the maximum Before-tax Contribution that he is permitted under the 401(k) Plan for the period for which the Annual Election to Participate is effective may elect to make a 401(k) Top-Up Contribution for that period; and

                  (c) to defer a retention bonus or a severance benefit. The term "401(k) Top-Up Contribution" means an additional deferral amount which begins in the month that the maximum Before-tax contribution allowed under the 401(k) Plan is reached. The monthly amount of the additional deferral is calculated by multiplying the deferral percentage elected under the 401(k) Plan by the salary and incentive compensation that would be eligible for Before-tax Contributions to the 401(k) Plan (but for section 402(g) of the Code and any 401(k) Plan limitations) for the month and subtracting from such product the amount, if any, of Before-tax Contributions to the 401(k) Plan for such month. The deferral percentage used for purposes of the 401(k) Top-Up Contribution is the percentage currently elected under the 401(k) Plan for Before-tax Contributions. Subject to the


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                           provisions of paragraph 7.1(d), a Participant's
                           401(k) Top-Up Contribution and a portion of his other additional deferral during any month shall be credited with a "Matching Amount" (as described in subsection 7.2).

         3.2 Certain Conditions Relating to Income Deferral. Deferrals of income
             ----------------------------------------------
permitted by subsection 3.1 are subject to the following:

                  (a) The amount of a Participant's annual base salary deferral:

                           (i) shall not exceed 80 percent of the amount of that salary, determined as of the last day of the month during which the election is made;

                           (ii) shall, at a Participant's election made on his written Annual Election to Participate, be automatically increased by an amount equal to all or any part of the amount of the income realized by the Participant on the exercise of non-qualified stock options and the exercise of incentive stock options immediately followed by the sale of the underlying shares, subject to the limitations of paragraph (i) next above and to the following:

                                    (A)      the amount of increased deferral
                                             shall:

                                            (1)       not exceed an amount equal
                                                      to the Participant's
                                                      remaining unpaid annual
                                                      base salary for the year
                                                      of exercise;

                                            (2)      be made in equal monthly
                                                     increments, beginning with
                                                     the calendar month next
                                                     following the month of
                                                     exercise of the stock
                                                     option and continuing for
                                                     the remainder of the
                                                     calendar year;

                                    (B)     a Participant may not elect an
                                            increased deferral with respect to
                                            income realized on account of his
                                            exercise of a stock option during
                                            the month of December of any
                                            calendar year; and

                                    (C)     if a Participant is subject to stock
                                            ownership guidelines established by
                                            Mead, the increased deferral
                                            contemplated by this paragraph
                                            3.2(a) is conditioned on the
                                            Participant's conformance with those
                                            guidelines.

                  (b) a Participant may defer up to 80 percent of the amount of his annual incentive pay and of any spot bonus paid in lieu of incentive pay;

                  (c) a Participant may defer up to 100 percent of the amount of the cash portion of his long-term incentive pay, spot bonuses (other than spot bonuses paid in lieu of incentive pay), retention bonuses and severance benefits;

                  (d) all deferrals shall be expressed in multiples of 1 percent; and

                  (e) in no event shall any portion of the amount of any excess Before-tax Contribution returned to a Participant in accordance with the terms of the 401(k) Plan be subject to deferral under this Plan.

         3.3 Annual Election to Participate. The term "Annual Election to
             ------------------------------
Participate" means a written agreement, in a form furnished by the Plan Administrator, entered into by and between a Participant and his Employer with respect to a calendar year and setting forth:

                  (a) the deferral percentages elected by the Participant in accordance with paragraphs 3.1(a) and (b) for that calendar year;

                  (b) the percentage of his total deferral that is allocated to each of the "Crediting Options" (as described in subsection 6.1) selected by him;

                  (c) the "Distribution Period" (as defined below) that he elects to be applicable with respect to the amounts deferred pursuant to that Annual Election to Participate and, if applicable, the "Interim Distribution" amount or percentage that he elects to have applicable to such amounts as permitted by subsection 8.2; and

                  (d) subject to the provisions of paragraph 8.1(b), the calendar year in which the Distribution Period is to commence.

Each Annual Election to Participate shall be irrevocable by the Participant after the last day of the calendar month preceding its effective date. The term "Distribution Period" means, with



                                       37
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respect to any Participant Account, a period of 5, 10, 15 or 20 calendar years as elected by the Participant for whom the Account is maintained.

         3.4 Additional Elections to Defer. A written agreement, in a form
             -----------------------------
furnished by the Plan Administrator, can be entered into by and between a Participant and his Employer to defer amounts listed in paragraph 3.1(c). The election to defer any such amount must be made by one of the following dates that is applicable:

                  (a) with respect to retention bonuses, within 30 days after the employee is notified that he is eligible for such bonus, but before such amount becomes payable; and

                  (b) with respect to a severance benefit, before such benefit has been agreed.

SECTION 4 - PARTICIPANT ACCOUNTS
--------------------------------

         For each calendar year, the Plan Administrator shall cause a Participant Account to be established and maintained by Mead in the name of each Participant to reflect the amount of any deferrals that are the subject of the Participant's Annual Election to Participate for that calendar year and of any Matching Amounts attributable thereto. A Participant's Participant Accounts shall be periodically adjusted as provided in subsection 7.1 and shall be distributed to a Participant in accordance with the provisions of Section 8 or, in the event of the Participant's death, to his Beneficiary in accordance with the provisions of Section 9.

SECTION 5 - ROLLOVERS
---------------------

         5.1 ICEP Rollovers. Notwithstanding any provision of the Plan to the
             --------------
contrary, a Participant for whose benefit a balance is maintained under the Incentive Compensation Election Plan (the "ICEP") may elect, during December, 1994, to have that balance transferred to the Plan and credited to a separate Participant Account (to be identified as his "ICEP Participant Account") established hereunder as of January 1, 1995, subject to the following:

                  (a) In no event may a Participant elect to transfer to this Plan any amount credited under the Supplement to the ICEP.

                  (b) No ICEP rollover to the Plan shall be permitted after January 1, 1995.



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                  (c)      A Participant's Distribution Period with respect to
                           his ICEP Participant Account shall commence on the date on which payment of his balance under the ICEP would have commenced.

         5.2 SERP Rollovers. Notwithstanding any provision of the Plan to the
             --------------
contrary, if a Participant who is also a participant under The Mead Corporation Supplemental Executive Retirement Plan (the "SERP") has elected, at the time and in the manner permitted by the SERP, to have any amount otherwise payable to him under the terms of the SERP transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "SERP Participant Account"), will be established hereunder as of the date payment would have been made to him under the provisions of the SERP, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (d) of this Plan.

         5.3 Excess Plan Rollovers. Notwithstanding any provision of the Plan to
             ---------------------
the contrary, if a Participant who is also a participant under The Mead Corporation Excess Earnings Benefit Plan (the "Excess Plan") has elected, at the time and in the manner permitted by the Excess Plan, to have any amount otherwise payable to him under the terms of the Excess Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "Excess Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the Excess Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (d) of this Plan.

         5.4 415 Plan Rollovers. Notwithstanding any provision of the Plan to
             ------------------
the contrary, if a Participant who is also a participant under The Mead Corporation Section 415 Excess Benefit Plan (the "415 Plan") has elected, at the time and in the manner permitted by the 415 Plan, to have any amount otherwise payable to him under the terms of the 415 Plan transferred to this Plan and credited to a separate Participant Account then such an Account (to be identified as his "415 Plan Participant Account") will be established hereunder as of the date payment would have been made to him under the provisions of the 415 Plan, subject to the Participant's entering into an agreement setting forth the matters described in paragraphs 3.3(b) through (d) of this Plan.

SECTION 6 - CREDITING OPTIONS
-----------------------------

         6.1 Establishment of Crediting Options. The Committee shall designate
             ----------------------------------
"Crediting Options" (in such number and of such asset character as it shall decide), the investment experience of which shall be applied in adjusting Participants' Participant Accounts, as provided in subsection 7.1. The Crediting Options available as of January 1, 2000 are set forth on Exhibit I of the Plan. On advance written notice to the Participants, the Committee may cause any Crediting Option to be prospectively deleted and may designate other Crediting Options. In no event shall the assets of a Crediting Option be constituted of securities of any Employer or Affiliate. Should any Employer determine to invest any of its funds in the asset or assets constituting a Crediting Option, amounts representing such investment shall be the sole property of that Employer and shall be subject to the claims of its general creditors. No Participant or Beneficiary shall have any claim or right with respect to any such amounts. Notwithstanding the foregoing provisions of this subsection 6.1, upon and after the occurrence of a "Change in Control" (as described in subsection 11.4), the Committee shall have no power to eliminate any Crediting Option which was available immediately prior to the Change in Control and, if any Crediting Option shall be eliminated through circumstances beyond the control of the Committee, the Committee shall immediately add a Crediting Option which will provide an investment return equal to one-hundred-twenty percent (120%) of the long-term Federal interest rate determined monthly under section 1274(d) of the Code, compounded semi-annually.

         6.2 Participant Change of Crediting Options.  A Participant may elect:
             ---------------------------------------

                  (a) with respect to amounts to be credited to any Participant Account on and after that day pursuant to subsection 3.1, the portion (expressed as a multiple of 1 percent) thereof that is to be adjusted pursuant to subsection 7.1 to reflect the investment experience of any Crediting Option (referred to below as an "Adjustment Portion"); and

                  (b) that all or a portion (expressed as a multiple of 1 percent) of the amount of the aggregate balances of the Participant Accounts then maintained for his benefit that constitutes an Adjustment Portion be changed to another Adjustment Portion.

SECTION 7 - ADJUSTMENT OF PARTICIPANT ACCOUNTS
----------------------------------------------

         7.1 Adjustment of Participants' Participant Accounts. As of each
             ------------------------------------------------
"Accounting Date" (as defined below), the Plan Administrator shall cause each Participant Accounts to be adjusted as follows:

                  (a)      first, by charging to the proper Participant Accounts
                           -----
                           of each Participant the amount of any distribution made to, or on account of, the Participant from the Account since the last preceding Accounting Date and with the amount of any forfeiture resulting from an Elective Distribution made to him pursuant to the provisions of subsection 8.4, which charges shall be made, pro rata, according to the Adjustment Portions of that Participant Account;

                  (b)      next, by adjusting each Participant Account
                           ----
                           maintained on behalf of a Participant, upward or downward, as the case may be, so that the balance of the Participant Accounts equals the aggregate investment experience for the accounting period ended on that Accounting Date of the Adjustment Portions elected by him and applicable to that Participant Account as of that date;

                  (c)      next, if the Accounting Date is the last day of a
                           ----
                           calendar month, by crediting the last Participant Account established on behalf of each Participant with the amount of any deferrals made by him during the month ending on that date, and with any Matching Amount to be credited for that month, which amounts shall be credited, pro rata, according to Adjustment Portions elected by the Participant;

                  (d)      next, if the Accounting Date is December 31 and if
                           ----
                           the Participant has not made Before-Tax Contributions under the 401(k) Plan for the calendar year ended on that date equal to the lesser of the amount permitted under section 402(g) of the Code for that year or the amount permitted by the terms of the 401(k) Plan for that year, by debiting the Participant Account established on behalf of the Participant for the calendar year ending on that December 31 with an amount equal to the Matching Amount previously credited to that Account, plus any increment attributable thereto; and

                  (e)      finally, by executing the Adjustment Portion change
                           -------
                           elections made pursuant to the provisions of subsection 6.2 that are to be effective as of the opening of business as of the next business day.

The term "Accounting Date" means each business day.

         7.2 Matching Amount. A portion of the amount deferred, including the
             ---------------
401(k) Top-Up Contributions, is eligible for a "Matching Amount." Subject to the provisions of paragraph 7.1(d), the Matching Amount is made monthly with respect to a deferred amount which is equal to the product obtained by multiplying the deferral percentage elected under the 401(k) Plan by the gross salary and other cash compensation (except for long term incentive compensation and severance benefits) payable during a month and subtracting from such product the portion of the Before-tax Contribution transferred to the 401(k) Plan for such month and that is eligible for a Matching Contribution thereunder. The deferral percentage used for purposes of calculating the Matching Amount is the monthly percentage in effect under the 401(k) Plan for Before-tax Contributions and for months after the maximum contribution to the 401(k) Plan is reached, the deferral percentage currently elected under the 401(k) Plan for the month that the maximum contribution is reached, provided that the deferral percentage cannot
                                 -------------
exceed the maximum percentage eligible for Matching Contributions pursuant to the 401(k) Plan. The term "Matching Amount" means a credit with respect to the deferral amount, as determined pursuant to this subsection 7.2. The Matching Amount is equal to the Matching Contribution that would have been made on the eligible deferred amount as described in this subsection 7.2 had such deferral been made under the 401(k) Plan.

         7.3 Quarterly Statement of Participant Accounts Balances. As soon
             ----------------------------------------------------
as practicable, but not more than 30 days after the last day of each calendar quarter, the Plan Administrator shall provide each Participant with a statement of the balances of his Participant Accounts as of that day.

SECTION 8 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO PARTICIPANTS
----------------------------------------------------------------

         8.1 Annual Distributions. Except as otherwise provided in this
             --------------------
Section 8, if a Participant's employment with the Employers and Affiliates is terminated for any reason other than his death, and on the June 30 preceding his initial "Distribution Payment Date" (as defined below) the aggregate balances of his Participant Accounts equal at least $50,000, each of the Participant's Participant Accounts will be distributed to him in annual "Installment Distributions" (in the annual amount determined as provided below), made on or about each Distribution Payment Date, beginning:

                  (a) in the case of a Participant whose employment terminates at any age on account of "disability" (as determined by the Plan Administrator) or for any reason at or after reaching age 55 years, on or about the Distribution Payment Date of the calendar year elected by him; and

                  (b) in all other cases, and notwithstanding any previous election, on or about the Distribution Payment Date of the calendar year next following the calendar year during which his termination of employment occurs;

and continuing for the number of calendar years constituting the Distribution Period he has irrevocably elected with respect to that Participant Account. If on the June 30 preceding his initial Distribution Payment Date the aggregate balances of a Participant's Participant Accounts is an amount that is less than $50,000, those balances shall be distributed to him on or about his initial Distribution Payment Date in a single lump sum. The amount of the annual "Installment Distribution" from a Participant Account for a calendar year shall be equal to the balance of that Participant Account as of June 30 of that year, divided by the number of calendar years remaining in the Distribution Period elected by the Participant with respect to that Account. Notwithstanding any of the foregoing to the contrary, if a Participant with respect to whom a Participant Account has been established for calendar year 1995 or 1996 has elected a Distribution Period that is less than 10 calendar years, then, at any time, but at least one year prior to his initial Distribution Payment Date, he may elect to have his Distribution Period with respect to any such Participant Account occur over a period of 10 or more years commencing on the previously elected initial Distribution Payment Date. The term "Distribution Payment Date" means July 20 of each year.

         8.2 Interim Distributions. Subject to the following provisions of
             ---------------------
this subsection 8.2, at the time that a Participant enters into an Annual Participation Election form, he may elect to receive, as of any Distribution Payment Date occurring at least 7 years after the effective date of that Agreement, an Interim Distribution of any portion of the balance of the Participant Account established by that Agreement, determined as of the June 30 immediately preceding that Distribution Payment Date. If a Participant becomes entitled to receive an Interim Distribution from a Participant Account on or after the initial Distribution Payment Date applicable to that Account, no Interim Distribution shall be made to him and his Installment Distributions being made pursuant to subsection 8.1 shall continue. A Participant shall express his election of an Interim Distribution as a flat dollar amount or as a percentage of the balance of his Participant Account, determined as of the June 30 immediately preceding the date as of which the Interim Distribution is to be made. Any Interim Distribution election made by a Participant shall be automatically cancelled on the date of his death. Notwithstanding any of the foregoing to the contrary, if a Participant has elected to receive an Interim Distribution with respect to a Participant Account established for calendar years 1995 and 1996, then, at any time, but at least one year prior to such Interim Distribution, he may elect to reduce such Interim Distribution payment.

         8.3 Emergency Distributions. If, on written application of a
             -----------------------
Participant, it is determined (as provided below) that the Participant has experienced an "Unforeseeable Emergency" (as defined below), then, as of the first day of any calendar month, the Participant may elect to receive an Emergency Distribution from one or more of his Participant Accounts, provided that the aggregate amount of any such distribution shall not exceed the amount reasonably needed to satisfy the Participant's emergency need. The term "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a "dependent" (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to a casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. In determining whether an Emergency Distribution should be made to a Participant consideration may be given to the extent to which his Unforeseeable Emergency can be relieved:

                  (a) through reimbursement or compensation by insurance or otherwise;

                  (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

                  (c)      by cessation of deferrals under the Plan; or

                  (d) other distributions to be made to the Participant from the Plan.

A determination with respect to whether a Participant has experienced an Unforeseeable Emergency shall be made:

                  (a) in the case of a Participant employed, or last employed, by an Employer at a salary grade below salary grade 24 (exclusive of an elected officer of an Employer) and his Beneficiary, the Plan Administrator; and

                  (b) in the case of a Participant employed, or last employed, by an Employer at salary grade 24 or above or as an elected officer of an Employer and their Beneficiaries, the Committee.

The provisions of Section 12 of the Plan shall not be applicable with respect to any determination made pursuant to this subsection 8.3.

         8.4 Elective Distributions. As of the first day of any calendar month a
             ----------------------
Participant may elect, by writing filed with the

Plan Administrator, to receive an Elective Distribution from one or more of his Participant Accounts, provided, however, that if a Participant receives an Elective Distribution he shall forfeit an amount equal to 20 percent of the amount of that Elective Distribution, which amount shall be charged to his Participant Accounts as provided in paragraph 7.1(a).

         8.5 Change in Control Distributions. In connection with, but prior
             -------------------------------
to, a Change in Control, the Committee, in its sole discretion, may authorize a Participant's Participant Accounts to be distributed to him in a single lump sum.

         8.6 Withholding. A Participant's Employer shall withhold from the
             -----------
non-deferred portion of his compensation for any period all Social Security Taxes as required by sections 3101, 3102 and 3121(v) of the Code to be paid with respect to the amount of his deferrals under the Plan for that period. The Plan Administrator shall cause to be withheld from any distribution made pursuant to the terms of the Plan any other amount required to be withheld by federal, state or local law.

SECTION 9 - DISTRIBUTION OF PARTICIPANT ACCOUNTS TO BENEFICIARIES
-----------------------------------------------------------------

         9.1 Distribution to Beneficiary. If a Participant dies (either prior
             ---------------------------
to or following his termination of employment with the Employers and Affiliates) the undistributed balance of each of his Participant Accounts will:

                  (a) if distribution has commenced prior to his death, continue to be distributed in annual Installment Distributions, to the deceased Participant's Beneficiary with respect to the Participant Account during the remainder of the Distribution Period applicable to that Account as if the deceased Participant had lived; and

                  (b) if distribution has not commenced prior to his death, be distributed in annual Installment Distributions commencing on the Distribution Payment Date and over the Distribution Period elected by the deceased Participant with respect to that Participant Account.

         9.2 Beneficiary. The term "Beneficiary" means, with respect to any
             -----------
Participant (or a Participant's Beneficiary), such natural or legal person or persons as may be designated by him (who may be designated contingently or successively) to receive the remaining aggregate balance of his Participant Accounts if he dies before a total distribution of the balance is made to him. A Beneficiary designation will be effective only when a signed and dated Beneficiary designation form is filed with the Plan Administrator while the Participant is alive, which form will cancel any Beneficiary designation form signed and filed earlier. The same also applies to a Beneficiary designation filed by a Beneficiary. If a Beneficiary survives a Participant and such Beneficiary dies before a total distribution of the aggregate balances of the Participant's Accounts (without a contingent or successive Beneficiary designated by a Participant), the balance will be paid to any person designated by such Beneficiary. If a Participant (or his Beneficiary) is not survived by any Beneficiary, the Plan Administrator shall distribute the aggregate amount of the balances of that Participant's Accounts to the legal representative or representatives of the estate of the Participant (or his Beneficiary). Notwithstanding any provision of the Plan to the contrary, if a Participant or Beneficiary under the Plan as of December 31, 1999 elects to change a Beneficiary designation to be effective on or after January 1, 2000, he must designate a common Beneficiary or Beneficiaries to receive the remaining aggregate balance of his Participant's Accounts if he dies before a total distribution of the balance is made to him. Until such time as a change in Beneficiary is made with respect to any of the Participant Accounts maintained for a Participant or Beneficiary under the Plan on December 31, 1999, such multiple designations shall continue.

SECTION 10 - DISTRIBUTIONS TO INCAPACITATED PERSONS
---------------------------------------------------

         Notwithstanding any other provision of the Plan, if a Participant or other person entitled to a distribution under the Plan is determined by a court of competent jurisdiction to be physically, mentally or legally incapacitated and unable to manage his financial affairs and claim is made by a conservator or other person legally charged by such court with the care of his person, the Plan Administrator shall make distributions to such conservator or other person. Any distribution made in accordance with this Section shall fully acquit and discharge all persons from all further liability on account thereof.

SECTION 11 - SECTION 162(m) LIMITATION ON DISTRIBUTIONS.
-------------------------------------------------------

         11.1 Tentative Section 162(M) Determination.
              --------------------------------------
Notwithstanding any other provision of the Plan to the contrary, prior to a Participant's Distribution Payment Date for any calendar year, the Chairperson of the Committee may, in the Chairperson's discretion, make a tentative determination as to whether the sum of:

                  (a) amounts otherwise distributable to the Participant under the Plan as of that Distribution Payment Date; and

                  (b) all other compensation expected to be payable to the Participant and deductible by the Employers for that calendar year;

will exceed the maximum deductible amount permitted with respect to the Participant for that calendar year by section 162(m) of the Code. Based on the Chairperson's tentative decision, the provisions of subsection 11.2 or 11.3, as the case may be, shall become applicable with respect to the Participant. Notwithstanding the foregoing, the provisions of this Section shall not be applicable with respect to any distribution payable from the Plan during any calendar year following the calendar year in which a "Change in Control" (as defined in subsection 11.4) occurs.

         11.2 Tentative Determination Amount Not in Excess of 162(m) Limit. If
              ------------------------------------------------------------
the Chairperson of the Committee tentatively determines that the sum of the amounts described in paragraphs 11.1(a) and (b) payable to a Participant for a calendar year will be fully deductible by the Employers for that year, distribution from his Participant Accounts shall be made to the Participant in accordance with the provisions of Section 8 of the Plan as of his Distribution Payment Date. However, during the month of December of that calendar year, the Chairperson of the Committee shall make a final determination with respect to whether the amounts described in paragraphs 11.1(a) and (b) are fully deductible by the Employers, within the limitation of section 162(m) of the Code. If he determines that they are not, any amount distributed from a Participant's Participant Accounts during the calendar year that is not deductible by the Employers shall constitute a loan to the Participant and shall be repaid to the Employers, with interest (at the rate provided by section 1274(d) of the Code), on or before the last day of that calendar year. Any such repaid amount shall be credited to the Participant's Participant Account from which it was distributed as of the Accounting Date coincident with or next following the date on which it is repaid.

         11.3 Tentative Determination Amount in Excess of 162(m) Limit. If the
              --------------------------------------------------------
Chairperson of the Committee tentatively determines that the sum of the amounts described in paragraphs 11.1(a) and (b) payable to a Participant for a calendar year will not be fully deductible by the Employers for that year, the Chairperson of the Committee may direct that all or any portion of the balances of the Participant's Participant Accounts otherwise distributable as of his Distribution Payment Date for that calendar year be retained under the terms of the Plan. However, during the month of December of that calendar year, the Chairperson of the Committee shall make a final determination with respect to whether any portion of such retained amount will be fully deductible to the Employer for that calendar year if distributed to the Participant and such portion that is fully deductible, if any, shall be distributed to the Participant on or before that last day of that calendar year. Any such distribution shall be charged to the Participant's Participant Account from which it was distributed as of the Accounting Date coincident with or next following the date of distribution.

         11.4 Change in Control. A "Change in Control" shall be deemed to have
              -----------------
occurred if an event set forth in any one of the following paragraphs shall have occurred:

                  (a) date of expiration of a Tender Offer (other than an offer by Mead), if the offeror acquires Shares pursuant to such Tender Offer;

                  (b) the date of approval by the shareholders of Mead of a definitive agreement:

                           (i) for the merger or consolidation of Mead or any direct or indirect subsidiary of Mead into or with another corporation, other than:

                                       (A)      a merger or consolidation which
                                                would result in the voting
                                                securities of Mead outstanding
                                                immediately prior thereto
                                                continuing to represent,

                                                (I)      in the case of a merger
                                                         or consolidation of
                                                         Mead, either by
                                                         remaining outstanding
                                                         or by being converted
                                                         into voting securities
                                                         of the surviving entity
                                                         or any parent thereof,
                                                         or

                                                (II)     in the case of a merger
                                                         or consolidation of any
                                                         direct or indirect
                                                         subsidiary of Mead,
                                                         either by remaining
                                                         outstanding if Mead
                                                         continues as a parent
                                                         of the merged or
                                                         consolidated subsidiary
                                                         or by being converted
                                                         into voting securities
                                                         of the surviving entity
                                                         or any parent thereof;

                              at least 51 percent of the combined voting power of the voting securities of Mead or such surviving or parent entity outstanding immediately after such merger or consolidation, or

                                    (B)      a merger or consolidation effected
                                             to implement a recapitalization of
                                             Mead (or similar transaction) in
                                             which no

                                             Person (as defined below) is or
                                             becomes  the Beneficial Owner (as
                                             defined  below) directly or
                                             indirectly, of securities of Mead
                                             (not including in the securities
                                             Beneficially Owned by such Person
                                             any securities acquired directly
                                             from Mead or its Affiliates)
                                             representing 25 percent or more of
                                             the combined voting power or Mead's
                                             then outstanding securities, or

                           (ii) for the sale or disposition of all or substantially all of the assets of Mead, other than a sale or disposition by Mead of all or substantially all of Mead's assets to an entity, at least 51 percent of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of Mead in substantially the same proportions as their ownership of Mead immediately prior to such sale or disposition;

                  (c) any Person is or becomes the Beneficial Owner of 25 percent or more of the voting power of the then outstanding securities of Mead (not including in the securities beneficially owned by such Person any securities acquired directly from Mead or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subparagraph (b)(i)(A) or the date of authorization, by both a majority of the voting power of Mead and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

                  (d) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Mead) who were elected, or were nominated for election, by Mead's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

         11.5 Certain Definitions. The following definitions shall be applicable
              -------------------
with respect to subsection 11.4:

                  (a)      Affiliate shall have the meaning set forth in Rule
                           ---------
                           12b-2 promulgated under Section 12 of the Exchange
                           Act.

                  (b)      Beneficial Owner shall have the meaning defined in
                           ----------------
                           Rule 13d-3 under the Exchange Act.

                  (c)      Exchange Act shall mean the Securities Exchange Act
                           ------------
                           of 1934, as amended from time to time.

                  (d)      Person shall have the meaning given in Section
                           ------
                           3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:

                           (i)      Mead or any of its subsidiaries,

                           (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Mead or any of its Affiliates,

                           (iii)    an underwriter temporarily holding
                                    securities pursuant to an offering of such securities, or

                           (iv) a corporation owned, directly or indirectly, by the shareholders of Mead in substantially the same proportions as their ownership of stock of Mead.

                  (e)      Shares shall mean shares of common stock, without par
                           ------
                           value, of The Mead Corporation.

                  (f)      Tender Offer shall mean a tender offer or a request
                           ------------
                           or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

SECTION 12 - DISPUTE RESOLUTION
-------------------------------

             12.1 Notice of Denial. If any dispute arises with respect to a
                  ----------------
Participant or Beneficiary (a "Claimant") under the Plan, Mead will provide the Claimant with a written notice of its resolution of the dispute setting forth:

                  (a) the provisions of the Plan upon which the resolution was based; and

                  (b)      an explanation of this claims procedure.

If Mead rejects a Claimant's application for failure to furnish certain necessary materials or information, the written notice to the Claimant will explain what additional material is needed and why, and advise the Claimant that he may refile a proper application. In the event that Mead fails to take any action on the Claimant's initial application within 90 days after receipt, the application will be deemed denied, and the Claimant's appeal rights under subsection 11.2 will be in effect as of the end of such period.

             12.2 Notice of Appeal. Within 60 days after the receipt of Mead's
                  ----------------
notice of resolution, the Claimant may file a written notice of appeal of the resolution with the "Claims Reviewer" (as defined below). In addition, within such appeal period, the Claimant may review pertinent documents at such reasonable times and places as the Claims Reviewer may specify and may submit any additional written material pertinent to the appeal not set forth in the notice of appeal. The appeal shall be determined by the Claims Reviewer, and the Claimant shall be entitled to appear before the Claims Reviewer to present his claim. The term "Claims Reviewer" means:

                  (a) in the case of a Participant employed, or last employed, by an Employer at a salary grade below salary grade 24 (exclusive of an elected officer of an Employer) and of his Beneficiary, a panel of 3 persons appointed by the Plan Administrator; and

                  (b) in the case of a Participant employed, or last employed by an Employer at salary grade 24 or above or as an elected officer of an Employer and their Beneficiaries, the Chairperson of the Committee.

             12.3 Decision on Appeal. The panel referred to in paragraph 12.2(a)
                  ------------------
or the Chairperson, as the case may be, will make a written decision on the appeal not later than 60 days after its receipt of the notice of appeal unless special circumstances require an extension of time, in which case a decision will be given as soon as possible, but not later that 120 days after receipt of the notice of appeal. The decision on the appeal will be in writing and shall include specific reasons for the decision, making specific reference to the provision of the Plan upon which the decision was based.

SECTION 13 - AMENDMENT AND TERMINATION
--------------------------------------

             The Committee reserves the right to amend the Plan at any time, except that no amendment shall reduce a Participant's Participant Account balances to less than the amounts that he would have been entitled to receive on the later of the effective date of the amendment or the date on which the amendment is adopted. The Plan will terminate on the date on which it is terminated by the Committee, provided, however, that:

                  (a) at least two Crediting Options shall be maintained until the aggregate balances of all Participant Accounts have been distributed; and

                  (b) distributions from the Plan shall continue to be made under Section 8 or Section 9, as the case may be, pursuant to elections previously made by Participants or as otherwise provided under Section 8 or 9.

                                    EXHIBIT I

                                       TO

                              THE MEAD CORPORATION

                       EXECUTIVE CAPITAL ACCUMULATION PLAN
                       -----------------------------------

             The Crediting Options available under the Plan as of January 1, 2000 are:

                              Type Fund         Managed By
                              ---------         ----------

                      (1)     Money Market      PacMutual
                      (2)     Managed Bond      PIMCO
                      (3)     Multi Strategy    J.P. Morgan
                      (4)     Equity Income     J.P. Morgan
                      (5)     Equity Index      Bankers Trust
                      (6)     Small Cap Stock   Cap Guardian Trust
                              Equity Fund
                      (7)     Growth L.T.       Janus Capital
                      (8)     International     Morgan Stanley

                                  SUPPLEMENT A
                                       TO
            THE MEAD CORPORATION EXECUTIVE CAPITAL ACCUMULATION PLAN
            --------------------------------------------------------

A-1      Purpose. The purpose of this Supplement A is to modify certain
         -------
         provisions of the Plan as they apply to:

         (1)      Participants in the Plan as of December 31, 1999; and

         (2) Beneficiaries of deceased Participants who are eligible to receive distributions from the Plan as of January 1, 2000.

         ("Supplement A Individuals").

A-2      Effective Date. This Supplement A shall be effective as of January 1,
         --------------
         2000.

A-3      Plan Modifications. Notwithstanding any other provision of the Plan,
         ------------------
         the Plan, as applied to a Supplement A Individual, is modified as follows:

         (1) his Crediting Options shall continue to be changed by writing filed with the Plan Administrator on or before the last business day of February, May, August or November and will be effective as of the first day of the following calendar quarter;

         (2) his Crediting Option election shall apply separately to each of his Accounts;

         (3)      his Accounts shall be adjusted monthly; and

         (4) the term "Accounting Date" means the last business day of each calendar quarter.

         In all other respects the foregoing provisions of the Plan shall be applicable to Supplement A Individuals.

A-4      Change Of Status. A Supplement A Individual's status as such shall be
         ----------------
         irrevocably revoked:

         (1) automatically, effective as of the effective date of any election to change an Adjustment Portion in accordance with paragraph 6.2(b) of the Plan; or

         (2) effective as of the date the Supplement A Individual elects to revoke his status as such in accordance with rules, if any, established by the Plan Administrator.